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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K/A

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934


Date of Report: June 5, 1998

                           COVENTRY INDUSTRIES CORP.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

  FLORIDA                           000-22653                      65-0353816
---------------                   ------------                   --------------
(State or other                   (Commission                    (IRS Employer
jurisdiction of                   File Number)                   Identification
incorporation)                                                   Number)

                          7777 Glades Road, Suite 211
                             Boca Raton, Fl 33434
                             --------------------
                  (Address of executive offices and Zip Code)

Registrant's telephone number, including area code: 561-488-4802 not applicable
                                --------------
         (Former name or former address, if changed since last report)




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Item 4.  Changes in Registrant's Certifying Accountant.

         On June 1, 1998 BDO Seidman, LLP advised Coventry Industries Corp., a Florida corporation (the "Company") of its decision not to accept a renewal of its engagement as the Company's principal accountant. BDO Seidman, LLP had served as the Company's principal accountant since August 4, 1997. During the period BDO Seidman, LLP was engaged as the Company's principal accountant there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure and there were no disagreement with BDO Seidman LLP. During the interim period subsequent to the issuance of the June 30, 1997 financial statements through June 1, 1998 there were no disagreements, No accountant's report on the financial statements of the Company issued by BDO Seidman, LLP contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The Company requested that BDO Seidman, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agreed with the statements made by the Company herein and, if not, stating the respects in which they did not agree. The Company filed a copy of such letter from BDO Seidman, LLP confirming their agreement to the Company's statements as contained herein. See Exhibit 16.1 hereto.

         On June 11, 1998, the Board of Directors approved the engagement of Sweeney Gates & Co. as its auditors for the year ended June 30, 1998. There have been no consultations with these accountants.

Item 7.  Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired.

                  Not applicable.

         (b)      Pro forma Financial Information.

                  Not applicable.

         (c)      Exhibits.

No.                             Description
---                             -----------
16.1                    Letter from BDO Seidman, LLP





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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 1998                            By: /s/ Robert Hausman
                                                   --------------------------
                                               Robert Hausman,
                                               President and Chief Executive
                                               Officer


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